UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2020

MATERION CORPORATION

(Exact name of registrant as specified in its charter)

Ohio 001-15885 34-1919973

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6070 Parkland Blvd., Mayfield Hts., Ohio 44124

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (216) 486-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value MTRN New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 7.01 Regulation FD Disclosure.
As described further below under Item 8.01, on June 8, 2020, Materion Corporation (the “Company”) issued a press release announcing that it entered into a Share Purchase Agreement (the “Agreement”) pursuant to which it will acquire Optics Balzers AG, a Liechtenstein corporation (“Optics Balzers”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. An investor presentation relating to the potential acquisition of Optics Balzers is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 8.01 Other Events.
On June 6, 2020, the Company entered into the Agreement with the shareholders (the “Sellers”) of Optics Balzers, pursuant to which the Sellers have agreed to sell 100% of the outstanding shares of Optics Balzers to the Company in an all-cash transaction with a total enterprise value of approximately $160 million. The transaction is expected to close in the third quarter of 2020, subject to the receipt of regulatory clearance.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

Exhibit Number	Description of Exhibit
99.1	Press release.
99.2	Investor presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

June 8, 2020	By:	/s/ Stephen Shamrock
Stephen Shamrock
Vice President, Corporate Controller and Investor Relations